SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report
 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3625 – 132nd Ave SE, Suite 200, Bellevue, WA		98006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition of Assets

          Effective July 29, 2005, ITEX Corporation, a Nevada corporation (“ITEX”), acquired BXI Exchange, Inc., a Delaware corporation (“BXI”), by merging BXI with and into ITEX’s wholly-owned subsidiary, BXI Acquisition Sub, Inc., a Delaware corporation.

          On August 1, 2005, a Current Report was filed on Form 8-K to report the acquisition.  This Amendment No. 1 to the Current Report on Form 8-K/A is being filed in order to include the financial statements of the business acquired and the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)     Financial Statements of Business Acquired.

          Audited financial statements of BXI Exchange, Inc. as of and for the years ended December 31, 2004 and 2003, and unaudited financial statements of BXI Exchange, Inc. as of and for the three and nine months  ended March 31, 2005 and 2004 are filed herewith beginning on page F-1.

     (b)     Pro Forma Financial Information.

          The unaudited pro forma financial information required to be filed pursuant to Item 310 of Regulation S-B as of April 30, 2005 and for the nine months and year ended April 30, 2005 and July 31, 2004, respectively, is filed herewith beginning on page F-26.

     (c)     Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger dated as of June 30, 2005, by and among BXI Exchange, Inc., ITEX Corporation, BXI Acquisition Sub, Inc., and The Intagio Group, Inc. (1)

10.1	Form of Senior Subordinated Secured Promissory Note of ITEX Corporation to the stockholders of BXI Exchange, Inc. (1)

10.2	Installment or Single Payment Note, with Security Agreement (1)

10.3	Amendment to Loan Agreement of December 2, 2004 (1)

99.1	Press release dated August 1, 2005, announcing the completion of the merger (2)

(1) Incorporated by reference to our Current Report on Form 8-K, as filed on July 6, 2005.

(2) Incorporated by reference to our Current Report on Form 8-K, as filed on August 1, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

Date: October 11, 2005	By:	/s/ Steven White

Steven White
Chief Executive Officer

BXI EXCHANGE, INC.

FINANCIAL STATEMENTS

December 31, 2004 and 2003

INDEPENDENT AUDITORS’ REPORT

Board of Directors
BXI Exchange, Inc.

We have audited the accompanying balance sheets of BXI Exchange, Inc., a majority owned subsidiary of The Intagio Group, Inc., as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BXI Exchange, Inc. at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  Ireland San Filippo, LLP
Ireland San Filippo, LLP
San Francisco, CA
April 28, 2005

BXI EXCHANGE, INC.
Balance Sheets

	December 31,

	2004	2003

ASSETS
Current assets:
Cash	$92,536	$33,435
Restricted cash	35,318	45,000
Accounts receivable (net of allowance of $163,194 in 2004 and $314,227 in 2003)	799,960	897,219
Prepaid expenses	—	9,862
Notes receivable, current portion	9,666	17,674

Total current assets	937,480	1,003,190

Fixed assets, net	—	—

Other assets:
Deposits	2,188	2,188
Notes receivable	—	21,386

	2,188	23,574

	$939,668	$1,026,764

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable, current portion	$41,529	$60,201
Notes payable related parties, current portion	312,512	308,630
Accounts payable	84,068	59,164
Accounts payable, related parties	199,171	204,484
Commissions due to area directors	607,641	682,669
Accrued expenses	127,477	100,019
Accrued interest, related parties	301,737	204,819
Deferred revenue	275,390	323,406

Total current liabilities	1,949,525	1,943,392
Long-term liabilities:
Notes payable	34,282	75,811

Total liabilities	1,983,807	2,019,203

Stockholders’ deficit:
Common stock $0.01 par value, 6,000 shares authorized, issued, and outstanding	60	60
Additional paid-in capital	4,000,940	4,000,940
Accumulated deficit	(5,045,139)	(4,993,439)

	(1,044,139)	(992,439)

	$939,668	$1,026,764

The accompanying notes are an integral part of these financial statements.

BXI EXCHANGE, INC.
Statements of Operations

	Year ended December 31,

	2004	2003

Membership fees	$1,388,335	$1,383,398
Service fees	4,115,872	4,490,426
Other	76,857	74,870

	5,581,064	5,948,694

Operating expenses:
Commissions	4,040,857	4,338,673
General and administrative	1,522,292	1,651,354

	5,563,149	5,990,027

Income (loss) from operations	17,915	(41,333)

Other income (expense):
Interest income	1,800	2,895
Interest expense	(103,949)	(95,138)
Other	33,334	37,573

	(68,815)	(54,670)

Loss before provision for income taxes	(50,900)	(96,003)
Provision for income taxes, all current	800	800

Net loss	$(51,700)	$(96,803)

The accompanying notes are an integral part of these financial statements.

BXI EXCHANGE, INC.
Statement of Changes in Stockholders’ Deficit

	Common Stock

	Shares	Total Amount	Additional paid-in-capital	Accumulated Deficit	Total

Balance, December 31, 2002	6,000	$60	$4,000,940	$(4,896,636)	$(895,636)
Net loss	—	—	—	(96,803)	(96,803)

Balance, December 31, 2003	6,000	60	4,000,940	(4,993,439)	(992,439)
Net loss	—	—	—	(51,700)	(51,700)

Balance, December 31, 2004	6,000	$60	$4,000,940	$(5,045,139)	$(1,044,139)

The accompanying notes are an integral part of these financial statements.

BXI EXCHANGE, INC.
Statements of Cash Flows
Increase in Cash

	Year ended December 31,

	2004	2003

Cash flows from operating activities:
Net loss	$(51,700)	$(96,803)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	—	8,060
Write off of note receivable	3,991	—
Decrease (increase) in operating assets:
Restricted cash	9,682	(45,000)
Accounts receivable	97,259	95,880
Prepaid expenses and other	9,862	22,369
Deposits	—	(1,838)
Increase (decrease) in operating liabilities:
Accounts payable	24,904	(12,125)
Accounts payable, related parties	(5,313)	204,484
Commissions due to area directors	(75,028)	(62,147)
Accrued expenses	27,458	(33,048)
Accrued interest, related parties	96,918	82,573
Deferred revenue	(48,016)	4,204

Net cash provided by operating activities	90,017	166,609

Cash flows from investing activities:
Acquisition of fixed assets	—	(3,129)
Payments received on notes receivable	25,403	20,935

Net cash provided by investing activities	25,403	17,806

Cash flows from financing activities:
Change in bank overdraft	—	(49,122)
Proceeds from related parties	3,882	4,296
Principal payments to related parties	—	(50,000)
Principal payments on notes payable	(60,201)	(56,154)

Net cash used in financing activities	(56,319)	(150,980)

Increase in cash	59,101	33,435
Cash, beginning of year	33,435	—

Cash, end of year	$92,536	$33,435

BXI EXCHANGE, INC.
Statement of Cash Flows (continued)
Increase in Cash

Supplemental disclosure of cash flow information

	Year ended December 31,

	2004	2003

Cash paid during the year for:
Interest	$7,031	$12,565
Income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing transactions

Conversion of a liability into note payable	$—	$19,517

The accompanying notes are an integral part of these financial statements.

BXI Exchange, Inc.
Notes to Financial Statements
December 31, 2004 and 2003

Note 1 - Description of business and risks:

BXI Exchange, Inc. (“BXI” or the “Company”), a Delaware corporation, formerly TAHO Enterprises, Inc., is a business-to-business barter company that provides a stable and secure infrastructure for businesses to barter and has over 45 area offices in the U.S. and the Caribbean serving over 12,000 members.  The Company is a majority owned subsidiary of the Intagio Group, Inc.  BXI promotes commerce for members by publishing member directories, newsletters, maintaining local web pages on bxinsider.com and networking locally and nationally to augment business by matching member haves with other member wants.

The Company, previously a Massachusetts corporation, incorporated in Delaware in 2003.  The Company’s principal offices are located in Northern California.  BXI services its members through independent area directors located across the U.S. and Caribbean.

The Company’s streams of revenue come from cash fees assessed to members of the network for association fees and services fees.  The Company also charges members association and service fees in Trade Units.  The Company accounts for all non-monetary activity in Trade Units.  A Trade Unit, in the BXI Network is, nominally, equivalent to one US dollar for the purposes of initiating trades.  As described below in Note 7, the Company does not record revenues for Trade Units received in transactions with its members.

The Company has incurred losses since inception of approximately $5,045,000.  Management believes that the Company will become profitable in 2005.  Management also believes that is has sufficient cash and other assets to cover its operations, including required debt payments, for the coming year.

Note 2 - Summary of significant accounting policies:

Use of Estimates - The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, depreciation and amortization, income tax valuation allowances, contingencies, and Trade Units.  Actual results could differ from these estimates.

Restricted Cash - The Company has merchant credit card accounts which require the Company to maintain certain balances on deposit with the bank.  The Company’s restricted cash is composed of certificates of deposit which are renewed on a monthly basis.  As of December 31, 2004 and 2003, the Company had $35,318 and $45,000, respectively, in certificates of deposit in accordance with this requirement.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits and accounts receivable.  The Company places its cash deposits in primarily one financial institution.  At certain times, the Company has cash on deposit with a federally insured bank in excess of the $100,000 maximum amount insured by Federal Deposit Insurance Corporation.  The exposure to credit risk for receivables is associated with the nonperformance of members in fulfilling their obligations.  The Company performs ongoing credit evaluations of its members and does not require collateral from its members.

Note 2 - Summary of significant accounting policies (continued):

Accounts Receivable - The Company extends credit to its members in the normal course of business.  The Company performs on-going evaluations of its existing receivables and evaluation of periodic aging of the accounts to estimate allowances for potential credit losses.  Invoices are aged based on contractual terms with the member.  The provision for doubtful accounts is recorded as contra revenue based on the Company’s analysis of the collection risk of each member.  Each member is assigned a risk category based on historical collections.  Based on this risk category, the Company reserves a percentage of the accounts receivable balance of that member from 5% to 100%.  Losses are written off against the allowance when determined to be uncollectible.  The Company typically charges late fees on overdue balances in accordance with member contracts.  The Company used the same methodology described above to recognize revenue on late fees.  The Company’s allowance for doubtful accounts as of December 31, 2004 and 2003 was $163,194 and $314,227, respectively.

Marketing Cost - The cost of marketing and advertising is expensed as incurred.  Total marketing expense for promotional materials were approximately $2,100 in 2004 and $25,900 in 2003.  Total Trade Units used for marketing were 151,861 in 2004 and 142,745 in 2003.

Income Taxes - The Company accounts for income taxes in accordance with the liability method.  Under the liability method, deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their respective carrying amounts.

Revenue Recognition - Service fees are recognized when a trade transaction between members is completed (goods or services are traded), the Company receives documentation of the transaction, and the fees are determined to be collectible.  Revenue from association fees is recognized over the life of the membership when determined to be collectible.

As a facilitator of the Trade Marketplace, the Company accounts for all trade activity in Trade Units.  The Company also receives association fees and services fees in the form of Trade Units.  The nature and totals attributed to this Trade Unit activity is disclosed in Note 7 below.  The Company also engages in the procurement of goods and services that are settled and recorded in Trade Units including payment of broker commissions.  The Company, under the terms of an agreement with members of the Marketplace, is allowed and does borrow Trade Units from the Marketplace to invest in resources to support future operations.  See Note 7.

Commissions - The Company pays commissions to its Area Directors based on a percentage of cash collected from members in the BXI network, typically 75%.  Commissions are accrued based on the revenue recognized each period.  In some areas, the commission payments are reduced by an accounting service fee charged back to certain areas for expenses incurred by the Company.  These fees are based on the number of members in the area.  Total commissions earned by Area Directors were $4,166,506 and $4,468,777 in 2004 and 2003, respectively.  These were offset by accounting service fees of $125,649 and $130,104, respectively.

Note 3 - Notes payable:

BXI has a note payable to a former broker (the “Broker Note”) for the purchase of his territory.  The Broker Note is payable in monthly installments of $2,000, including interest at 10%, through August 2007.  At December 31, 2004 and 2003 the outstanding principal balance of the Broker Note is $51,631and $69,486, respectively.

In December 2002, the Company entered into a settlement agreement that resulted in a payment obligation of $90,000 by BXI.  The amount was to be paid in payments of $3,000 a month through May 2005 and bears no interest.  At December 31, 2004 and 2003 the outstanding principal balance of the note is $15,000 and $51,000, respectively.

Note 3 - Notes payable (continued):

On April 2, 2003, BXI entered into a Lease Termination and Settlement Agreement with the lessor of its Burbank office. The lease was cancelled on April 15, 2003, and BXI paid a termination charge of $7,500.  In connection with said agreement, BXI entered into a promissory note with the lessor in the amount of $19,517 to pay off existing obligations for past utility charges.  The note has an interest rate of 7% per annum, and is to be paid off in three years.  At December 31, 2004 and 2003 the outstanding principal balance is $9,180 and $15,526, respectively.

BXI has a note payable to its minority owner, TAHO (the “TAHO Note”) with a principal balance of $15,000.  The note accrues interest cumulatively at the rate of 20% per annum. The note is due on demand.  No payments have been made on this note to date.

BXI has two notes payable to its majority owner, The Intagio Group, Inc., (“Intagio”) with principal balances totaling $289,333.   The notes accrue interest cumulatively at the rate of 20% per annum. The notes are due on demand.  No payments have been made on this note to date.

The Company also has short-term borrowings due to Intagio of $8,179 as of December 31, 2004 and $4,297 as of December 31, 2003.  These amounts have been included with notes payable.

The future minimum payments required under these notes are as follows:

	Related parties	Non-related parties	Total

2005	$312,512	$41,529	$354,041
2006		24,166	24,166
2007		10,116	10,116

	$312,512	$75,811	$388,323

Note 4 - Related parties:

Beginning in 2003, the Company entered into several service agreements with Intagio Trading Network in which Intagio Trading Network would provide various support services to the Company.  The services include software services, technology infrastructure, technology support, marketing services, legal support, HR and payroll services, trade administration and an interim president of the Company.  Total fees paid to Intagio Trading Network under these agreements were $904,406 in 2004 and $593,684 in 2003 and are included in general and administrative expenses.  As of December 31, 2004 and 2003, the Company owed Intagio Trading Network $199,971 and $204,484, respectively.

As discussed in note 3, the Company has various notes payable due to its shareholders.  Interest on these notes is calculated at 20% of the compounded balance.  Total amount charged to interest expense related to these notes was $96,918 in 2004 and $82,394 in 2003.  Total accrued interest on these notes as of December 31, 2004 and 2003 is $301,737 and $204,819 and is presented separately on the balance sheet.

Note 5 - Commitments and contingencies:

On May 1, 2003, BXI entered into a two year lease for 1,287 square feet of office space in Pasadena, California.  This lease requires monthly payments of approximately $2,200 and expires in April 2005.  Prior to this lease, the Company was leasing office space in Burbank, California under an agreement that required monthly payments of approximately $17,500.  This lease was terminated in 2003 (see note 3).

Aggregate future annual minimum lease payments of $8,750 will be required in 2005.

Rent expense under these agreements for the years ended December 31, 2004 and 2003 was approximately $26,250 and $76,100, respectively.

Note 6 – Common Stock:

The Company was originally formed as a Massachusetts corporation in May 1995.  Prior to January 19, 2000, the Company had 4,000 outstanding shares.  On January 19, 2000, Intagio purchased 2,000 newly issued shares, a 33% interest in BXI, for $2 million cash.  In September 2000, Intagio purchased an additional interest in BXI of 2,300 shares of previously issued shares from various existing shareholders.   The Company is authorized to issue 6,000 shares of $0.01 par value common stock.  All authorized shares are issued and outstanding.

Note 7 - Trade units:

As of December 31, 2004 and 2003, the Company earned or incurred the following amounts in Trade Units:

	2004		2003

Revenue	T	1,332,305	T	1,314,045
Commissions	T	950,162	T	861,853
Other expenses	T	513,710	T	520,950

Transactions that originate from the creation of Trade Units expended for goods or services do not qualify as exchanges under APB 29 and, accordingly are not reflected in the accompanying financial statements.  Transactions that involve the exchange of goods or services for other goods or services are accounted for in accordance with APB 29 and the interpretations in EITF 93-11 and 99-17.  Accordingly, the Company generally records exchanges at the carrying value of goods or services exchanged which is typically zero, as the fair values of the goods and services exchanged lack readily determinable fair values within reasonable limits, and therefore the earnings process has not been completed.  For further disclosure on trade activity and System Deficits, see Note 9.

Note 8 - Income taxes:

At December 31, 2004 and 2003, deferred tax assets and liabilities in the accompanying balance sheet include the following:

	2004		2003

	Current	Non-Current	Current	Non-Current

Federal
Deferred tax assets	$56,000	$1,656,000	$151,000	$1,563,000
Valuation allowance	(51,000)	(1,536,000)	(138,000)	(1,445,000)
Deferred tax liabilities	(5,000)	(120,000)	(13,000)	(118,000)

	—	—	—	—

State
Deferred tax assets	15,000	352,000	39,000	347,000
Valuation allowance	(15,000)	(352,000)	(39,000)	(347,000)
Deferred tax liabilities	—	—	—

	—	—	—	—

	$—	$—	$—	$—

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	2004	2003

Deferred tax assets:
Net operating loss carryforward	$827,000	$612,000
Goodwill	1,180,000	1,298,000
Allowance for doubtful accounts	72,000	158,000
Accrued expenses	—	32,000

Total deferred tax assets	2,079,000	2,006,000

Deferred tax liabilities:
Federal effect of state deferred tax assets	(125,000)	(131,000)

Total deferred tax liabilities	(125,000)	(131,000)

Net deferred tax asset	1,954,000	1,969,000
Valuation allowance	(1,954,000)	(1,969,000)

Net deferred taxes	$—	$—

Note 8 - Income taxes (continued):

Certain expenses currently deductible for financial reporting purposes will not be deductible for income tax reporting purposes until future periods, when the expenses are paid.

Management has established a valuation allowance for the portion of deferred tax assets for which realization is uncertain.  The change in the valuation allowance in 2004 and 2003 was a decrease of $15,000 and an increase of $35,000 respectively.

The valuation allowance may be subject to change in the next year based on the specific facts and circumstances of the Company.

A reconciliation between the expected income tax provision at the federal statutory tax rate and the reported income tax provision is as follows:

	2004	2003

Expected provision at federal statutory rate	$(8,000)	$(21,000)
Provision for state taxes, net of federal benefit	(4,000)	(7,000)
Suspension of state losses	19,000	6,000
Effect of rate change on use of deferred tax assets	(9,000)	(11,000)
Effect of non-deductible expenses	—	(1,000)
Change in valuation allowance	(15,000)	35,000
Other	17,800	(200)

	$800	$800

As of December 31, 2004, the Company has federal net operating loss carryforwards of approximately $2,046,000 which, if not used, will expire beginning 2020, and state net operating loss carryforwards of approximately $1,360,000 which, if not used, will expire beginning 2010.

The Tax Reform Act of 1986 imposes restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an “ownership change,” as defined by the Internal Revenue Code.  The Company’s ability to utilize its net operating loss and tax credit carryforwards may be subject to restrictions pursuant to these provisions.

Note 9 – System Deficit

As mentioned in Note 1, the Company operates a non-monetary (barter-type) marketplace. The marketplace is an unincorporated association of businesses and professionals who have joined together, by means of a contractual agreement with the Company, to provide goods and services in exchange for a private currency known as the Trade Units. The Company administers the marketplace through the use of a computerized double-entry accounting system, which records debits to members’ accounts when purchases are made and corresponding credits to the accounts of those members making the sales. Members receive a Form 1099 from the Company for the Trade Unit value of sales made during the year.

From time to time, members with net debit balances are unable to fulfill their commitments to provide goods or services to the Marketplace. The debit balances are generally derived from reserves made against members ‘trade balances, similar to the reserves for accounts receivable on the financial statements.  Each member is assigned a risk category based on historical performance.  Based on this risk category, the Company reserves a percentage of the trade balance of that member from 5% to 100%.  These circumstances result in an out-of-balance condition known as a System Deficit (i.e. the sum of the credit balances of all members in the system exceeds the sum of debit balances). The marketplace operated by the Company had a System Deficit at December 31, 2004 and 2003 of 33,780,573 million Trade Units and 34,490,422 million Trade Units, respectively. The trading volume for the years ended December 31, 2004 and 2003 was 69,941,517 Trade Units and 72,939,929 Trade Units, respectively.

The Company’s membership agreement states that the liability for purchases made through the Marketplace is the responsibility of the individual members and not the administrator of the system. As a result, the Company has not recorded a liability for the System Deficit of its marketplace. The company monitors the System Deficit because of the potential impact on the ability of members to consummate transactions. In order to stimulate trading activity within the marketplace, which, in turn, would generate commissions for the Company, the Company may undertake programs in the future to reduce the System Deficit. These programs may include arrangements with members to provide goods or services for less than fair market value. These programs would be undertaken by the Company at its own discretion.

Note 10 - Legal proceedings:

The Company is subject to legal proceedings, claims, and litigation arising in the ordinary course of business.  Management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the financial position, results of operations, or cash flows.

BXI EXCHANGE, INC.
INTERIM FINANCIAL STATEMENTS
Three and Nine Months Ended March 31, 2005 and 2004
(Unaudited)

BXI EXCHANGE, INC.
Balance Sheet
As of March 31, 2005

(Unaudited)

ASSETS
Current assets:
Cash	$155,611
Restricted cash	35,318
Accounts receivable (net of allowance of $291,611)	612,464
Notes receivable, current portion	5,674

Total current assets	809,067

Fixed assets, net	—

Other assets:
Deposits	2,188

$811,255

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable, current portion	$48,146
Notes payable related parties, current portion	289,334
Accounts payable	41,170
Accounts payable, related parties	297,280
Commissions due to area directors	455,209
Accrued expenses	101,864
Accrued interest, related parties	312,660
Deferred revenue	288,651

Total current liabilities	1,834,314
Long-term liabilities:
Notes payable	27,260

Total liabilities	1,861,574

Stockholders’ deficit:
Common stock $0.01 par value, 6,000 shares authorized, issued, and outstanding	60
Additional paid-in capital	4,000,940
Accumulated deficit	(5,051,319)

(1,050,319)

$811,255

The accompanying notes are an integral part of these financial statements.

BXI EXCHANGE, INC.
Statements of Operations

	Three Months Ended

	March 31, 2005	March 31, 2004

	(unaudited)	(unaudited)
Membership fees	$338,997	$343,203
Service fees	864,678	999,930
Other	19,810	30,037

	1,223,485	1,373,170

Operating expenses:
Commissions	894,455	997,435
General and administrative	313,474	370,286

	1,207,929	1,367,721

Income from operations	15,556	5,449

Other income (expense):
Interest expense	(30,581)	(25,698)
Other	8,848	25,934

	(21,733)	236

Income (loss) before provision for income taxes	(6,177)	5,685
Provision for income taxes, all current	—	—

Net income (loss)	$(6,177)	$5,685

The accompanying notes are an integral part of these financial statements.

BXI EXCHANGE, INC.
Statements of Operations

	Nine Months Ended

	March 31, 2005	March 31, 2004

	(unaudited)	(unaudited)
Membership fees	$1,039,233	$1,042,849
Service fees	2,943,866	3,358,270
Other	60,170	57,298

	4,043,269	4,458,417

Operating expenses:
Commissions	2,953,752	3,182,961
General and administrative	1,077,824	1,085,594

	4,031,576	4,268,555

Income from operations	11,693	189,862

Other income (expense):
Depreciation Expense	—	(3,535)
Interest expense	(81,377)	(74,252)
Other	30,711	46,720

	(50,666)	(31,067)

Income (loss) before provision for income taxes	(38,973)	158,795
Provision for income taxes, all current	800	800

Net income (loss)	$(39,773)	$157,995

The accompanying notes are an integral part of these financial statements.

BXI EXCHANGE, INC.
Statements of Cash Flow
Decrease in Cash

	Nine Months Ended

	March 31, 2005	March 31, 2004

	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(39,773)	$157,995
Depreciation expense	—	3,535
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Decrease (increase) in operating assets:
Restricted Cash	(318)	10,000
Accounts receivable	100,476	(20,305)
Deposits and prepaid expenses	—	2,576
Increase (decrease) in operating liabilities:
Accounts payable trade	(159,783)	(25,292)
Accounts payable, Related parties	45,829	(193,311)
Commissions payable	(44,490)	(163,778)
Accrued expenses	(59,364)	(92,499)
Accrued interest to related parties	73,598	61,976
Deferred Revenue	(46,342)	51,346

Net cash used by operating activities	(130,167)	(207,757)

Cash flows from investing activities:
Payments received on notes receivable	17,885	24,486

Net cash provided by investing activities	17,885	24,486

Cash flows from financing activities:
Payments made on notes payable	(45,784)	(45,658)

Net cash used by financing activities	(45,784)	(45,658)

Decrease in cash and cash equivalents	(158,066)	(228,929)
Cash and equivalents, beginning of period	313,677	260,304

Cash and equivalents, end of period	$155,611	$31,375

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	4,640	6,287
Income taxes	—	—

The accompanying notes are an integral part of these financial statements.

BXI Exchange, Inc.
Notes to Unaudited Interim Financial Statements

Note 1 - Description of business and risks:

BXI Exchange, Inc. (“BXI” or the “Company”), a Delaware corporation, formerly TAHO Enterprises, Inc., is a business-to-business barter company that provides a stable and secure infrastructure for businesses to barter and has over 45 area offices in the U.S. and the Caribbean serving over 12,000 members.  The Company is a majority owned subsidiary of the Intagio Group, Inc.  BXI promotes commerce for members by publishing member directories, newsletters, maintaining local web pages on bxinsider.com and networking locally and nationally to augment business by matching member have with other member wants.

The Company, previously a Massachusetts corporation, incorporated in Delaware in 2003.  The Company’s principal offices are located in Northern California.  BXI services its members through independent area directors located across the U.S. and Caribbean.

The Company’s streams of revenue come from cash fees assessed to members of the network for association fees and services fees.  The Company also charges members association and service fees in Trade Units.  The Company accounts for all non-monetary activity in Trade Units.  A Trade Unit, in the BXI Network is, nominally, equivalent to one US dollar for the purposes of initiating trades.  As described below in Note 7, the Company does not record revenues for Trade Units received in transactions with its members.

The Company has incurred losses since inception of approximately $5,051,000.  Management believes that the Company will become profitable in 2005.  Management also believes that it has sufficient cash and other assets to cover its operations, including required debt payments, for the coming year.

The accompanying unaudited financial statements have been prepared from our records without audit and, in the opinion of management, include all adjustments necessary to present fairly the financial position as of March 31, 2005; the results of operations (which consists of normal reoccurring items) for the three and nine month periods ended March 31, 2005 and 2004; and cash flows for the nine month periods ended March 31, 2005 and 2004.  The results of operations for the three and nine month periods ended March 31, 2005, is not necessarily indicative of the results to be expected for the entire fiscal year.

Certain information and disclosures normally included in the notes to the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted from these interim financial statements.  Accordingly, these interim financial statements should be read in conjunction with the financial statements and notes thereto included in our 2004 annual financial statements included in this Form 8-K/A.  As more fully described in this Form 8-K/A, BXI Exchange, Inc. was acquired by ITEX Corporation on July 29, 2005.

Note 2 - Summary of significant accounting policies:

Use of Estimates - The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, depreciation and amortization, income tax valuation allowances, contingencies, and Trade Units.  Actual results could differ from these estimates.

Restricted Cash - The Company has merchant credit card accounts which require the Company to maintain certain balances on deposit with the bank.  The Company’s restricted cash is composed of certificates of deposit which are renewed on a monthly basis.  As of March 31, 2005 and March 31, 2004, the Company had $35,318 and $35,000 respectively, in certificates of deposit in accordance with this requirement.

Note 2 - Summary of significant accounting policies (continued):

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits and accounts receivable.  The Company places its cash deposits in primarily one financial institution.  At certain times, the Company has cash on deposit with a federally insured bank in excess of the $100,000 maximum amount insured by Federal Deposit Insurance Corporation.  The exposure to credit risk for receivables is associated with the nonperformance of members in fulfilling their obligations.  The Company performs ongoing credit evaluations of its members and does not require collateral from its members.

Accounts Receivable - The Company extends credit to its members in the normal course of business.  The Company performs on-going evaluations of its existing receivables and evaluation of periodic aging of the accounts to estimate allowances for potential credit losses.  Invoices are aged based on contractual terms with the member.  The provision for doubtful accounts is recorded as contra revenue based on the Company’s analysis of the collection risk of each member.  Each member is assigned a risk category based on historical collections.  Based on this risk category, the Company reserves a percentage of the accounts receivable balance of that member from 5% to 100%.  Losses are written off against the allowance when determined to be uncollectible.  The Company typically charges late fees on overdue balances in accordance with member contracts.  The Company used the same methodology described above to recognize revenue on late fees.  The Company’s allowance for doubtful accounts as of March 31, 2005 was $291,611.

Marketing Cost - The cost of marketing and advertising is expensed as incurred.  Total marketing expense for promotional materials were approximately $1,314 for the nine months ended March 31, 2005 and $809 for the nine months ended March 31, 2004.  Total Trade Units used for marketing for the nine months ended March 31, 2005 were 166,799 and 107,613 in the nine months ended March 31, 2004.

Income Taxes - The Company accounts for income taxes in accordance with the liability method.  Under the liability method, deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their respective carrying amounts.

Revenue Recognition - Service fees are recognized when a trade transaction between members is completed (goods or services are traded), the Company receives documentation of the transaction, and the fees are determined to be collectible.  Revenue from association fees is recognized over the life of the membership when determined to be collectible.

As a facilitator of Trade Marketplace, the Company accounts for all trade activity in Trade Units.  The Company also receives association fees and services fees in the form of Trade Units.  The nature and totals attributed to this Trade Unit activity is disclosed in Note 7 below.  The Company also engages in the procurement of goods and services that are settled and recorded in Trade Units including payment of broker commissions.  The Company, under the terms of an agreement with members of the Marketplace, is allowed and does borrow Trade Units from the Marketplace to invest in resources to support future operations.  See Note 7.

Commissions - The Company pays commissions to its Area Directors based on a percentage of cash collected from members in the BXI network, typically 75%.  Commissions are accrued based on the revenue recognized each period.  In some areas, the commission payments are reduced by an accounting service fee charged back to certain areas for expenses incurred by the Company.  These fees are based on the number of members in the area.  Total commissions earned by Area Directors were $2,953,752 for the nine months ended March 31, 2005 and $3,182,961 for the nine months ended March 31, 2004.  These were offset by accounting service fees of $8,445 and $16,372, respectively.

Reclassification - Certain prior year items have been reclassified to conform to the current year financial statement presentation.  These reclassifications have no effect on previously reported net income.

Note 3 - Notes payable:

BXI has a note payable to a former broker (the “Broker Note”) for the purchase of his territory.  The Broker Note is payable in monthly installments of $2,000, including interest at 10%, through August 2007.  At March 31, 2005 the outstanding principal balance of the Broker Note is $46,882.

In December 2002, the Company entered into a settlement agreement that resulted in a payment obligation of $90,000 by BXI.  The amount was to be paid in payments of $3,000 a month through May 2005 and bears no interest.  At March 31, 2005 the outstanding principal balance of the note is $6,000.

On April 2, 2003, BXI entered into a Lease Termination and Settlement Agreement with the lessor of its Burbank office. The lease was cancelled on April 15, 2003, and BXI paid a termination charge of $7,500.  In connection with said agreement, BXI entered into a promissory note with the lessor in the amount of $19,517 to pay off existing obligations for past utility charges.  The note has an interest rate of 7% per annum, and is to be paid off in three years.  At March 31, 2005 the outstanding principal balance is $7,523.

BXI has a note payable to its minority owner, TAHO (the “TAHO Note”) with a principal balance of $15,000.  The note accrues interest cumulatively at the rate of 20% per annum. The note is due on demand.  No payments have been made on this note to date.

BXI has two notes payable to its majority owner, The Intagio Group, Inc., (“Intagio”) with principal balances totaling $289,333.   The notes accrue interest cumulatively at the rate of 20% per annum. The notes are due on demand.  No payments have been made on this note to date.

The Company also has short-term borrowings due to Intagio of $22,525 as of March 31, 2005.  These amounts have been included with notes payable.

The future minimum payments required under these notes are as follows:

	Related parties	Non-related parties	Total

2005	$326,858	$33,146	$360,004
2006		22,939	22,939
2007		4,321	4,321

	$326,858	$60,406	$387,264

Note 4 - Related parties:

Beginning in 2003, the Company entered into several service agreements with Intagio Trading Network in which Intagio Trading Network would provide various support services to the Company.  The services include software services, technology infrastructure, technology support, marketing services, legal support, HR and payroll services, trade administration and an interim president of the Company.  Total fees paid to Intagio Trading Network under these agreements were $703,981 for the nine months ended March 31, 2005 and $614,796 for the nine months ended March 31, 2004 and are included in general and administrative expenses.  As of March 31, 2005 the Company owed Intagio Trading Network $274,751.

As discussed in note 3, the Company has various notes payable due to its shareholders.  Interest on these notes is calculated at 20% of the compounded balance.  Total amount charged to interest expense related to these notes for nine months ended March 31, 2005 and 2004 was $61,976 and $73,597.  Total accrued interest on these notes for the nine months ended March 31, 2005 and March 31, 2004 was $331,124 and $216,161, respectively.

Note 5 - Commitments and contingencies:

On May 1, 2003, BXI entered into a two year lease for 1,287 square feet of office space in Pasadena, California.  This lease requires monthly payments of approximately $2,200 and expires in April 2005.  Prior to this lease, the Company was leasing office space in Burbank, California under an agreement that required monthly payments of approximately $17,500.  This lease was terminated in 2003 (see note 3).

Rent expense under these agreements for the nine months ended March 31, 2005 and 2004 was approximately $21,361 and $21,867, respectively.

Note 6 – Common Stock:

The Company was originally formed as a Massachusetts corporation in May 1995.  Prior to January 19, 2000, the Company had 4,000 outstanding shares.  On January 19, 2000, Intagio purchased 2,000 newly issued shares, a 33% interest in BXI, for $2 million cash.  In September 2000, Intagio purchased an additional interest in BXI of 2,300 shares of previously issued shares from various existing shareholders.   The Company is authorized to issue 6,000 shares of $0.01 par value common stock.  All authorized shares are issued and outstanding.

Note 7 - Trade units:

As of the nine months ended March 31, 2005 and 2004, the Company earned or incurred the following amounts in Trade Units:

	Nine Months Ended

		March 31, 2005		March 31, 2004

Revenue	T	958,226	T	1,049,416
Commissions	T	708,781	T	661,142
Other expenses	T	417,271	T	365,970

Transactions that originate from the creation of Trade Units expended for goods or services do not qualify as exchanges under APB 29 and, accordingly are not reflected in the accompanying financial statements.  Transactions that involve the exchange of goods or services for other goods or services are accounted for in accordance with APB 29 and the interpretations in EITF 93-11 and 99-17.  Accordingly, the Company generally records exchanges at the carrying value of goods or services exchanged which is typically zero, as the fair values of the goods and services exchanged lack readily determinable fair values within reasonable limits, and therefore the earnings process has not been completed.  For further disclosure on trade activity and System Deficits, see Note 9.

Note 8 - Income taxes:

As of March 31, 2005, the Company has federal net operating loss carryforwards of approximately $2,046,000 which, if not used, will expire beginning 2020, and state net operating loss carryforwards of approximately $1,360,000 which, if not used, will expire beginning 2010.   Generally Accepted Accounting Principles allow the resulting tax savings to be recorded as a deferred tax asset if management believes if it is more likely than not that the Company will generate future taxable income.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generating of future taxable income during the periods in which those temporary differences become deductible.  At this time, management is uncertain as to whether the deferred tax assets will be realized and has provided a full valuation allowance.

Note 9 - Legal proceedings:

The Company is subject to legal proceedings, claims, and litigation arising in the ordinary course of business.  Management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the financial position, results of operations, or cash flows.

ITEX CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

INTRODUCTION

The unaudited pro forma combined condensed balance sheet includes the historical accounts of ITEX and BXI at April 30, 2005, and gives effect to the acquisition of BXI and its related financings, including borrowings of $1.3 million to fund the acquisition and the issuance of $1 million of secured promissory notes.

The unaudited pro forma combined condensed balance sheet as of April 30, 2005 has been prepared as if the acquisition had occurred on April 30, 2005.  The unaudited pro forma combined condensed statements of operations for the year ended July 31, 2004 and for the nine months ended April 30, 2005 include the historical operations of ITEX and BXI and give effect to the acquisition and related financings as if they had occurred at the beginning of each period presented.

The unaudited pro forma combined financial statements are based on available information and the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma combined condensed statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods.  The unaudited pro forma combined condensed financial statements are based upon assumptions and adjustments that we believe are reasonable.  The unaudited pro forma combined condensed financial statements are qualified in their entirety and should be read in conjunction with our historical financial statements and accompanying notes included in our annual report on Form 10-KSB for the year ended July 31, 2004, our quarterly report on Form 10-QSB for the three and nine month periods ended April 30, 2005, and with the audited financial statements of BXI for the year ended December 31, 2004.

The BXI acquisition has been accounted for using the purchase method of accounting and, accordingly, the tangible and intangible assets acquired have been recorded at their estimated fair values as of April 30, 2005.  The final allocation of the purchase price is pending completion of a third party valuation of the assets acquired.  Depending on the outcome of that valuation, the preliminary purchase price allocation could change.

The following unaudited pro forma combined condensed balance sheet and statement of operations should be read in conjunction with the “Notes to Unaudited Pro Forma Combined Condensed Financial Statements” presented below and the historical financial statements included elsewhere or incorporated by reference.

ITEX CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of April 30, 2005
(In thousands)

	ITEX	(j) BXI	Combined	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
				(a)	$1,300
				(b)	(2,035)
Cash and equivalents	$1,268	$191	$1,459	(c)	(155)	$569
Accounts receivable, net	432	612	1,044	(g)	36	1,080
Other current asset	11	—	11		—	11
Notes receivable – corporate office sales	381	6	387	(g)	(6)	381
Prepaid and other current assets	198	—	198		—	198
Deferred tax asset	300	—	300		—	300

Total current assets	2,590	809	3,399		(860)	2,539
Property and equipment, net	48	—	48		—	48
Intangible assets, net	—	—	—	(c)	1,496	1,496
Goodwill	—	—	—	(c)	1,110	1,110
Deferred tax asset	1,960	—	1,960	(c)	562	2,522
Other long-term asset	11	2	13	(g)	(2)	11
Receivable - corporate office sales, net	1,272	—	1,272		—	1,272

Total Assets	$5,881	$811	$6,692		$2,306	$8,998

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:				(g)	$(11)
Accounts payable	$61	$41	$102	(d)	$108	$199
Accounts payable to brokers	450	455	905	(g)	(297-)	930
				(g)	(297)
Accounts payable related parties	—	297	297	(f)	25	25
Accrued payroll and taxes	86	—	86		—	86
				(a)	293
Notes payable, current portion	—	48	48	(e)	304	645
Notes payable related parties, current portion	—	289	289	(g)	(289)	—
				(g)	102
Other current liabilities	63	102	165	(i)	126)	189
Accrued interested, related parties	—	313	313	(g)	(313)	—
Deferred Revenue	—	289	289	(g)	(289)	—

Total Current Liabilities	660	1,834	2,494		(420)	2,074
				(e)	696
Long-term liabilities				(g)	(27)
Notes payable	—	27	27	(a)	1,007	1,703

Total Liabilities	660	1,861	2,521		1,676	3,777

Stockholders’ equity (deficit)
Common stock	186	—	186		—	186
Additional paid-in capital	29,406	4,001	33,407	(h)	(4,001)	29,406
Treasury stock, at cost	(10)	—	(10)		—	(10)
Accumulated deficit	(24,361)	(5,051)	(29,412)	(h)	5,051	(24,361)

Total stockholders’ equity (deficit)	5,221	(1,050)	4,171		1,050	5,221

Total liabilities and stockholders’ equity (deficit)	$5,881	$811	$6,692		$2,306	$8,998

ITEX CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED APRIL 30, 2005
(In thousands, except per share data)

	ITEX	(j) BXI	Combined	Pro Forma Adjustments		Pro Forma Combined

Revenue:
ITEX Marketplace Revenue	$7,661	$3,983	$11,644		$—	$11,644
Other	—	60	60		—	60

	7,661	4,043	11,704		—	11,704

Costs and expenses:
Cost of ITEX Marketplace Revenue	5,254	2,954	8,208		—	8,208
Selling, general and administrative	1,790	1,077	2,867	(o)	(315)	2,552
Depreciation and amortization	10	—	10	(k)	187	197

	7,054	4,031	11,085		(128)	10,957
Income from operations	607	12	619		128	747
Other income (expense):
Interest income	98	—	98		—	98
				(n)	(63)
				(m)	(45)
Interest Expense	—	(81)	(81)	(l)	46	(143)
Other income	—	31	31		—	31

	98	(50)	48		62	(14)
Income (loss) before income taxes	705	(38)	667		66	733
Income tax (benefit) expense	(2,260)	1	(2,259)		—	(2,259)

Net income (loss)	$2,965	$(39)	$2,926		$66	$2,992

Net income per common share:
Basic	$0.16	—	—		—	$0.16
Diluted	$0.16	—	—		—	$0.16
Weighted average number of common shares outstanding:
Basic	18,571	—	—		—	18,571
Diluted	18,571	—	—		—	18,571

The accompanying notes are an integral part of these financial statements.

ITEX CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED JULY 31, 2004
(In thousands, except per share data)

	ITEX	(j) BXI	Combined	Pro Forma Adjustments		Pro Forma Combined

Revenue:
ITEX Marketplace Revenue	$10,283	$5,802	$16,085		$—	$16,085
Other	—	64	64		—	64

	10,283	5,866	16,149		—	16,149

Costs and expenses:
Cost of ITEX Marketplace Revenue	6,849	4,167	11,016		—	11,016
Selling, general and administrative	2,044	1,473	3,517	(o)	(420)	3,097
Costs and expenses of regulatory and litigation matters	203	—	203		—	203
Depreciation and amortization	143	—	143	(k)	249	392
Proxy costs	13	—	13		—	13

	9,252	5,640	14,892		(171)	14,721
Income from operations	1,031	226	1,257		171	1,428
Other income (expense):
Interest income	64	1	65		—	65
				(l)	61
				(m)	(60)
Interest expense	—	(101)	(101)	(n)	(84)	(184)
Other	—	29	29		—	29
Loss on disposal of equipment	(72)	—	(72)		—	(72)
Loss on write-off of note receivable	(24)	—	(24)		—	(24)
Gain on sale of regional offices	1,654	—	1,654		—	1,654

	1,622	(71)	1,551		(83)	1,468
Provision for income taxes, all current	—	1	1		—	1

Net income	$2,653	$154	$2,807		$88	$2,895

Net income per common share:
Basic	$0.15	—	—		—	$0.16
Diluted	$0.15	—	—		—	$0.16
Weighted average number of common shares outstanding:
Basic	18,279	—	—		—	18,279
Diluted	18,279	—	—		—	18,279

The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(a)	On June 29, 2005, in order to partially fund the acquisition of BXI Exchange, Inc. (“BXI”), ITEX borrowed $1.3 million from U.S. Bank.

(b)	Reflects the use of cash in the acquisition of BXI as if the acquisition occurred on April 30, 2005.

(c)	Components of the estimated purchase price and the estimated allocation thereof are as follows:

(In thousands)

Cash	$2,035
Senior debt	1,000
Accounts payable assumed	30
Accounts payable to brokers assumed	480
Notes payable assumed	48
Litigation expense payable assumed	126
Earnout payable	25
Acquisition costs	107

Total Purchase Price	$3,851

Cash acquired	$35
Accounts receivable, net	648
Deferred tax asset, net	562
Customer relationships	1,496
Goodwill	1,110

Total Assets Acquired	$3,851

(d)	Represents acquisition costs associated with BXI purchase, which include legal, accounting and loan fees to U.S Bank in connection with $1.3 million note.

(e)	Reflects issuance of Senior Subordinated Secured Promissory Note of ITEX Corporation to the stockholders of BXI Exchange, Inc.

(f)

Reflects the amount of liability for the Earnout Payments that were deemed owing beyond a reasonable doubt, based upon the Company’s evaluation of the likelihood of minimum revenue threshold attainment for the first quarter of the earnout period.  Additional contingent consideration may result in future periods based upon actual operating results of BXI.

(g)	Represents the elimination of BXI’s certain assets and liabilities transferred to BXI’s parent and not assumed in connection with the merger.

(h)	Represents the elimination of BXI’s additional paid-in capital and accumulated deficit as a result of the application of purchase accounting.

(i)

Represents a litigation liability assumed in the acquisition of BXI.  Per the terms of the acquisition, this liability reflects post acquisition legal and settlement costs related to two BXI lawsuits, and will be offset against future Earnout Payments earned before any Earnout Payment is paid.

(j)

The balance sheet presented for BXI is as of March 31, 2005.  Due to the difference in fiscal year ends for ITEX and BXI, the closest balance sheet date available was March 31, 2005.  Similarly, the BXI pro forma condensed statement of operations is for the nine months ended March 31, 2005 and the unaudited statement of operations for the twelve months ended June 30, 2004 was derived by adding and subtracting the appropriate interim and annual periods.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements (continued)

(k)	Represents amortization of intangible assets. Intangible assets are amortized over lives of six to fifteen years.

(l)	Represents the elimination of interest expense related to certain liabilities transferred to BXI’s parent and not assumed in connection with the merger.

(m)	Represents interest expense related to the issuance of Senior Subordinated Secured Promissory Notes.

(n)	Represents interest expense related to the $1.3 million note payable with U.S. Bank.

(o)	Represents the termination of certain administrative services contracts between BXI and its parent, Intagio, pursuant to the acquisition of BXI by ITEX.